UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On May 27, 2020, SeaChange International, Inc. (the “Company” or “SeaChange”) filed with the Securities and Exchange Commission its definitive proxy statement for the 2020 Annual Meeting of Stockholders to be held on Thursday, July 9, 2020 at 10:00 a.m., Eastern Time (the “Proxy Statement”). This Amendment No. 1 (this “Amendment”) is filed to amend the Proxy Statement to correct errors in the number of performance stock units (“PSUs”) and restricted stock units (“RSUs”) granted to our named executive officers pursuant to the fiscal 2021 long-term incentive compensation plan (the “fiscal 2021 LTI”). This matter does not affect the named executive officers’ compensation for fiscal 2020 as reported in the Summary Compensation Table and discussed in the Compensation Discussion and Analysis set forth in the Proxy Statement.

Corrections to the Proxy Statement

The sixth paragraph on page 31 of the Proxy Statement through the end of page 31 of the Proxy Statement is amended and restated as follows:

The following awards under the fiscal 2021 LTI were approved by the Committee effective as of May 26, 2020:

•	PSUs. An award of PSUs in an amount equal to the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below:

Yossi Aloni(1)	185,714
Michael Prinn	42,857
Marek Kielczewski	87,857
Chad Hassler	55,714

(1)	Mr. Aloni elected to take all stock options instead of RSUs to be subject to the performance-based criteria.

•

RSUs. An award of RSUs in an amount equal to the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below, to vest ratably on an annual basis over the three years following the RSU grant date:

Yossi Aloni(1)	—
Michael Prinn	14,286
Marek Kielczewski	29,286
Chad Hassler	18,571

(1)	Mr. Aloni elected to take his entire fiscal 2021 LTI as performance-based awards.

In light of the uncertain effects of the COVID-19 pandemic on SeaChange’s business and results of operations, and the lack of clarity regarding the breadth and depth of such effects, the Committee retains the right to modify its decisions with respect to fiscal 2021 executive compensation and adjust the threshold share price and minimum cash balance, as appropriate.

This Amendment should be read in conjunction with the Proxy Statement. Except as described above, this Amendment does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If your shares are held in a brokerage or bank account, please refer to the materials provided by your broker or bank for voting instructions.